                                                                EXHIBIT 23.7


     We hereby consent to the use of our opinion letter dated March 20, 1995 to the Board of Directors of DEKALB Energy Company (the "Company") included as Appendix II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of XPX Acquisitions, Inc., a wholly owned subsidiary of Apache Corporation, with and into the Company, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY--The Merger--Opinion of Merrill Lynch as DEKALB's Financial Advisor", "THE MERGER--Background", "THE MERGER--DEKALB's Reasons for the Merger; Recommendation of DEKALB's Board of Directors" and "THE MERGER"--Opinion of Merrill Lynch as DEKALB's Financial Advisor". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH

                                                       INCORPORATED



April 13, 1995